================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                  FORM 8-K/A-1

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2000


                              HTTP TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                    0-26886                  13-4148725
--------------------------------------------------------------------------------
      (State or Other              (Commission             (I.R.S. Employer
       Jurisdiction                File Number)           Identification No.)
     of Incorporation)


               46 Berkeley Square, London W1J 5AT, United Kingdom
      ---------------------------------------------------------------------
      (Address of Principal Executive Offices)           (Zip Code)


                               011-44 20 7598-4070
          -------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)








================================================================================

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On March 7, 2001, HTTP Technology, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") with the Securities and Exchange Commission, which reported the acquisition by the Company of all of the issued and outstanding shares of HTTP Insights Limited ("Insights"; formerly Nightingale Technologies, Ltd.), in a stock-for-stock transaction. The Initial Report also reported that on February 22, 2001, the Company issued 15,000,000 shares of its Common Stock, par value $.001, upon its receipt of validation by the Defence Evaluation Research Agency ("DERA") as to the technical and commercial viability of Insights' proprietary technology. A further 15,000,000 shares will be issued upon either the Company's first use of a medical imaging prototype in trials for scanning with third parties or upon appropriate validation being provided by DERA as to the technical novelty and commercial viability of the same, whichever shall be earlier.

      Insights is a technology development company which has developed a revolutionary, proprietary Stochastic Perception Engine. Patents have been filed on this technology. The Company is currently focused on in-house development of the initial technology platform as well as the commercialization of its technology applications, which it seeks to achieve through a combination of joint ventures and licensing agreements.

      This Amendment hereby amends and supplements Item 7 to the Initial Report to include the financial statements and PRO FORMA financial information contained herein, which the Company is required to report pursuant to Items 7(a) and 7(b) of Form 8-K in connection with the acquisition.

      At the time of the acquisition of Insights, Asia IT Nominees, Ltd. ("Asia IT"), one of the principal stockholders of Insights, was also a stockholder of the Company and had provided the Company with a $20 million credit facility. There was no other relationship between Insights and the stockholders of Insights, and the Company or any of the Company's affiliates or any director or officer of the Company or any associate of any such director or officer.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

            Report of Independent Auditors                          F-1
            Statements of Operations for the Period from Inception
                 (July 12, 2000) to December 28, 2000               F-2
            Balance Sheet as of December 28, 2000                   F-3
            Statement of Cash Flows for the Period from Inception
                 (July 12, 2000) to December 28, 2000               F-4
            Notes to Financial Statements                           F-5 to F-17

            (b)   PRO FORMA FINANCIAL INFORMATION

            Pro-Forma Financial Data                                P-1
            Pro-Forma Consolidated Statement of Operations for
                the Year Ended December 31, 2000                    P-2
            Notes to Pro-Forma Financial Data                       P-3 to P-4

            (c)   EXHIBITS

            EXHIBIT 10.1 Share Sale Agreement, between Nightingale Technologies Limited and HTTP Technology, Inc. (filed with the Current Report on Form 8-K dated March 7, 2001)

            EXHIBIT 99.1 Letter dated February 20, 2001 from DERA to the Company summarizing results of DCE testing. (filed with the Current Report on Form 8-K dated March 7, 2001)

TO THE SHAREHOLDERS OF HTTP INSIGHTS LIMITED (FORMERLY NIGHTINGALE TECHNOLOGIES LIMITED)

            We have audited the accompanying balance sheet of HTTP Insights Limited ("Insights") as of 28 December 2000 and the related statements of operations and cash flows for the period from inception on 12 July 2000 to 28 December 2000. These financial statements are the responsibility of Insight's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HTTP Insights Limited as of 28 December 2000, and the results of its operations and its cash flows for the period from 12 July 2000 to 28 December 2000 in conformity with accounting principles generally accepted in the United Kingdom.

            Accounting practices used by Insights in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation to United States generally accepted accounting principles is set forth in Note 20.

ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS

1 Surrey Street
London
WC2R 2PS


17 May 2001

             STATEMENT OF OPERATIONS OF HTTP INSIGHTS, LTD. FOR THE PERIOD FROM INCEPTION (JULY 12, 2000) TO DECEMBER 28, 2000


                                                      Notes             Period ended
                                                                         28 December
                                                                                2000
                                                                              (pound)

TURNOVER                                                                          --

Operating expenses                                                          (710,178)
                                                                          ----------
OPERATING LOSS                                          2                   (710,178)

Finance income, net                                     5                     43,214
                                                                          ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                                 (666,964)
Tax on loss on ordinary activities                      6                         --
                                                                          ----------
RETAINED LOSS FOR THE PERIOD                           13                   (666,964)
                                                                          ----------



   The accompanying notes are an integral part of these financial statements.


      There are no recognised gains or losses in the period other than the loss for that period.

                      BALANCE SHEET OF HTTP INSIGHTS, LTD.
                             AS OF DECEMBER 28, 2000


                                                      Notes              28 December
                                                                                2000
                                                                              (pound)

FIXED ASSETS

Intangible assets                                       7                  6,307,753
Tangible assets                                         8                     45,532
                                                                          ----------
                                                                           6,353,285
                                                                          ----------
CURRENT ASSETS
Debtors                                                 9                     84,163
Cash at bank and in hand                                                     488,213
                                                                          ----------
                                                                             572,376
CREDITORS: Amounts falling due within one year         10                 (4,226,837)
                                                                          ----------
NET CURRENT LIABILITIES                                                   (3,654,461)
                                                                          ----------
Total assets less current liabilities                                      2,698,824

CREDITORS: Amounts falling due after more than one
year                                                   11                 (3,363,788)
                                                                          ----------
NET LIABILITIES                                                             (664,964)
                                                                          ----------

CAPITAL AND RESERVES
Called-up share capital                                12                      2,000
Accumulated deficit                                    13                   (666,964)
                                                                          ----------
SHAREHOLDERS' FUNDS - EQUITY INTERESTS                                      (664,964)
                                                                          ----------



   The accompanying notes are an integral part of these financial statements.

                 STATEMENT OF CASH FLOWS OF HTTP INSIGHTS, LTD.
                FOR THE PERIOD FROM INCEPTION (JULY 12, 2000) TO
                                DECEMBER 28, 2000


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                         (POUND)

RECONCILIATION OF OPERATING LOSS TO OPERATING CASH FLOWS
Operating loss                                                         (710,178)
Depreciation of tangible assets                                           4,781
Amortisation of intangible assets                                       326,605
Increase in debtors                                                     (84,163)
Increase in creditors within one year                                    85,880
                                                                     ----------
CASH OUTFLOW FROM OPERATING ACTIVITIES                                 (377,075)


RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest element of finance lease rental                                   (181)
                                                                     ----------

NET CASH OUTFLOW FOR RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                                                       (181)


CAPITAL EXPENDITURE
Payments to acquire tangible assets                                     (22,318)
                                                                     ----------
NET CASH OUTFLOW BEFORE FINANCING
                                                                        (22,318)
FINANCING
Issue of ordinary share capital                                           2,000
Proceeds of loans from HTTP Technology Inc.                           3,511,483
Repayment of loan to former parent                                   (2,577,104)
Capital payments under finance leases                                    (7,648)
                                                                     ----------
NET CASH INFLOW FROM FINANCING                                          928,731
                                                                     ----------
INCREASE IN CASH IN THE PERIOD                                          529,157
                                                                     ----------



   The accompanying notes are an integral part of these financial statements.

          NOTES TO THE FINANCIAL STATEMENTS OF HTTP INSIGHTS, LTD. AS OF
                                DECEMBER 28, 2000

            1. Accounting policies

            The principal accounting policies are summarised below. They have all been applied consistently throughout the period.

            (a) PRINCIPAL ACTIVITY

            The principal activity of HTTP Insights Limited ("Insights" and formerly "Nightingale Technologies Limited") is the development of computer software, based on Insight's proprietary data classification engine. Insights was formed on July 12, 2000 and on October 5th, 2000, acquired the patent application and all the commercial rights associated with the in-process patent application for a consideration of a $10 million loan note.

            (b) BASIS OF ACCOUNTING

            The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

            (c) USE OF ESTIMATES

            The financial statements have been prepared in conformity with accounting principles generally accepted ("GAAP") in the United Kingdom. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            (d) RESEARCH AND DEVELOPMENT COSTS

            Research and development costs incurred directly by Insights are expensed as incurred.

            (e) INTANGIBLE ASSETS

            Insights' rights to the in-process patent application, acquired from Insights' former parent, as disclosed in Note 10, are initially recorded at cost and depreciated in equal annual instalments over a period of five years, being their estimated useful economic life.

            (f) TANGIBLE FIXED ASSETS

            Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, as follows:

Motor Vehicles                         5 years
Property, Plant and machinery          2-5 years


Residual value is calculated on prices prevailing at the date of acquisition.


            (g) TAXATION

            UK corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced.

            (h) FOREIGN CURRENCY

            Insights' functional currency is the British Pound. Transactions in currencies other than the British Pound are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in currencies other than the British Pound at the balance sheet date are reported at the rates of exchange prevailing at that date. All exchange differences are included in the statement of operations.

            (i) LEASES

            Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the statement of operations over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

            Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight-line basis over the lease term, except where the period to the review date on which the rent is first expected to be adjusted to the prevailing market rate is shorter than the full lease term, in which case the shorter period is used.

            2. Loss on ordinary activities before taxation

            Loss on ordinary activities before taxation is stated after charging:


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                         (pound)
Depreciation and amounts written off tangible fixed assets
- owned                                                                    2,448
- held under finance leases                                                2,333
Amortisation of rights to in-process patent application                  326,605
Research and development                                                  97,416
Legal and consultancy fees                                               144,862
Auditors' remuneration for audit services                                 15,000
                                                                         =======


            3. Staff Costs

            The average monthly number of employees (including executive directors) was:


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                          Number

Development                                                                    2
Administration                                                                 5
                                                                         -------
                                                                               7
                                                                         =======


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                          (pound)

Their aggregate remuneration comprised:

Wages and salaries                                                        46,102
Social security costs                                                      5,001
                                                                          ------
                                                                          51,103
                                                                          ======

            4. Directors' remuneration and transactions

            The remuneration of the directors was as follows:


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                          (pound)

Fees paid to third parties in respect of directors' services              18,000
                                                                          ------



            5. Finance income, net

                                                                   Period ended
                                                                    28 December
                                                                           2000
                                                                         (pound)

Interest expense on loan wholly repayable within 5 years               (119,149)
Finance lease interest expense                                             (181)

Exchange gains on foreign currency borrowings and deposits (net)        162,544
                                                                       --------
Finance income, net                                                      43,214
                                                                       ========



            6. Taxation

            No provision for corporation tax has been recorded. Insights has an unrecognised potential deferred tax asset of (pound)200,008, which has NOT been recognised because its realisation is not reasonably assured.

            7. Intangible fixed assets


                                                                   Rights to in-
                                                                         process
                                                                          patent
                                                                     application
                                                                          (pound)

COST
At 12 July 2000                                                               --
Additions                                                              6,634,358
                                                                       ---------
At 28 December 2000                                                    6,634,358
                                                                       =========

AMORTISATION
At 12 July 2000                                                               --
Charge for the period                                                    326,605
                                                                       ---------
At 28 December 2000                                                      326,605
                                                                       ---------

NET BOOK VALUE
At 28 December 2000                                                    6,307,753
                                                                       =========



            8. Tangible fixed assets


                                         Fixtures,
                                        fittings &          Motor
                                         equipment       vehicles          Total
                                            (pound)        (pound)        (pound)

COST
At 12 July 2000                                 --             --             --
Additions                                   22,318         27,995         50,313
                                            ------         ------         ------
At 28 December 2000                         22,318         27,995         50,313
                                            ======         ======         ======

DEPRECIATION
At 12 July 2000                                 --             --             --
Charge for the period                        2,448          2,333          4,781
                                            ------         ------         ------
At 28 December 2000                          2,448          2,333          4,781
                                            ======         ======         ======

NET BOOK VALUE
At 28 December 2000                         19,870         25,662         45,532
                                            ======         ======         ======

            9. Debtors


                                                                     28 December
                                                                            2000
                                                                          (pound)

Amounts falling due within one year
Other debtors                                                             24,863
Prepayments and accrued income                                            59,300
                                                                          ------
                                                                          84,163
                                                                          ======

            10. Creditors: Amounts falling due within one year


                                                                     28 December
                                                                            2000
                                                                          (pound)

Obligations under finance leases                                           4,399
Amounts owed to HTTP Software Limited                                     71,750
Other taxation and social security (see below)                         1,477,546
Other creditors                                                            4,634
Amount owed to former parent (see below)                               2,544,359
Accruals and deferred income                                             124,149
                                                                       ---------
                                                                       4,226,837
                                                                       =========

            Insights is indebted to its former parent under a loan agreement dated October 5, 2000 in the original principal amount of $10,000,000. As of December 28, 2000, the balance of this loan is $6,000,000 ((pound)4,017,409). The loan bears interest at 2% above LIBOR, is payable in full on October 5, 2003 and is unsecured. However, the loan became repayable on demand when HTTP Technology, Inc. acquired Insights on 29 December 2000 (see note 18) and is therefore classified as falling due within one year.

            In connection with the $10 million payment made by Insights to acquire the rights to an in-process patent application from its former parent, Insights was, in accordance with UK legislation, obliged to withhold tax from the payment at the UK basic rate and account for this to the UK taxation authorities on or by the 14th January 2001. This obligation was not specifically envisaged in the agreement under which the patent application rights were acquired. Insights has received legal advice to the effect that it should deduct the appropriate amount of tax from the remaining payments to be made to the former parent company. The former parent company has formally accepted this position, and it is therefore possible that the former parent would seek to recover any such deductions from Insights. The directors have concluded that, taking into account the legal advice received, the likelihood of a material, unprovided loss arising in respect of this matter is remote. The amount of tax to be deducted is estimated at up to $2.2 million (approximately (pound)1.47 million), and this obligation has been accruing interest at the UK statutory rate as from the due payment date of the 14th January 2001. This estimated amount of tax to be deducted is classified above under "other taxation and social security."

            The Directors are negotiating with its former parent a rectification of the agreement under which the patent application rights were acquired. It was intended from the outset that the former parent company should assign to the company all world-wide rights covered by the technology but the agreement referred only to the European patent. Other applications have been made in the United States of America and in Japan and it is proposed that the "Rectification Agreement" should clarify that all such rights in any part of the world should have been incorporated into the original assignment.

            11. Creditors: Amounts falling due after more than one year


                                                                     28 December
                                                                            2000
                                                                          (pound)

Obligations under finance leases                                          15,948
Amounts owed to HTTP Technology, Inc (see below)                       3,347,840
                                                                       ---------
                                                                       3,363,788
                                                                       =========

            In respect of the amount owed to HTTP Technology, Inc. security has been granted in the form of a first fixed and floating charge over all assets of Insights. The loan bears interest at 2% above LIBOR, and is payable on demand. However, HTTP Technology, Inc. has agreed to waive this demand until January 1, 2002. This loan was transferred to an intercompany account upon acquisition of Insights by HTTP Technology, Inc (see note 17).

            Insights has granted a floating charge on its assets to secure intercompany loans of (pound)3,347,840.

            Borrowings are repayable as follows:


                                                                     28 December
                                                                            2000
                                                                          (pound)

TOTAL BORROWINGS INCLUDING FINANCE LEASE CONTRACT
Between one and two years                                              3,351,949
Between two and five years                                                11,839
After five years                                                              --
                                                                       ---------
                                                                       3,363,788
On demand or within one year                                           2,548,758
                                                                       ---------
                                                                       5,912,546
                                                                       =========

            12. Called-up share capital


                                                                     28 December
                                                                            2000
                                                                          (pound)

AUTHORIZED
10,000 ordinary shares of(pound)1 each                                    10,000
                                                                          ======

Allotted, called-up and fully-paid
2,000 ordinary shares of(pound)1 each                                      2,000
                                                                          ======

            During the period Insights allotted 2,000 ordinary shares with a nominal value of (pound)1 for cash consideration of (pound)2,000.

            13. Reserves


                                                                     28 December
                                                                            2000
                                                                         (pound)

At July 12, 2000                                                             --
Retained loss for the period                                           (666,964)
                                                                       --------
At 28 December 2000                                                    (666,964)
                                                                       ========

            14. Reconciliation of movements in shareholders' funds


                                                                     28 December
                                                                            2000
                                                                          (pound)

Loss for the period                                                    (666,964)


New shares issued                                                         2,000
                                                                       --------
Net decrease in shareholders' funds                                    (664,964)

Opening shareholders' funds                                                  --
                                                                       --------
Closing shareholders' funds                                            (664,964)
                                                                       ========

            15. Financial commitments

            Annual commitments under non-cancellable operating leases are as follows:


                                                                     28 December
                                                                            2000
                                                                          (pound)

Expiry date
- within one year                                                         62,396


            The property lease is subject to rent reviews and service charges on an annual basis.

            16. Analysis of changes in debt

            (a) Reconciliation of net cash flow to movement in net debt


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                          (pound)

Increase in cash in the period                                           529,157
Cash inflow from increase in debt and finance leases                     926,731
                                                                       ---------
CHANGE IN NET DEBT FROM CASH FLOWS                                       397,574
Non cash movement in debt and finance leases                           5,189,302
Translation difference                                                  (162,544)
                                                                       ---------
TOTAL MOVEMENT IN NET DEBT FOR THE PERIOD                              5,424,332
Opening net debt                                                              --
                                                                       ---------
Closing net debt                                                       5,424,332
                                                                       ---------

            (b) Reconciliation of net cash flow to movement in net debt


                                                                      Other non-     Exchange      28 December
                                    12 July 2000      Cash flow     cash changes     movement             2000
                                          (pound)        (pound)          (pound)      (pound)          (pound)

NET CASH:
Cash at bank and in hand                      --        529,157              --        (40,944)         488,213
                                      ----------     ----------      ----------     ----------       ----------
DEBT:
Finance leases                                --         (7,648)         27,994             --           20,346
Debts falling due within one year             --     (2,577,104)      5,161,308        (39,845)       2,544,359
Debts falling due after one year              --      3,511,483              --       (163,643)       3,347,840
                                      ----------     ----------      ----------     ----------       ----------
                                              --        926,731       5,189,302       (203,488)       5,912,545
                                      ----------     ----------      ----------     ----------       ----------
NET DEBT                                      --        397,574       5,189,302       (162,544)       5,424,332
                                      ==========     ==========      ==========     ==========       ==========


            17. Related party transactions

            On October 5, 2000, Insights' former parent, Nightingale Technologies (Niue) Limited, transferred all rights to an in-process patent application and the products to be derived there from for a consideration of US $10,000,000, comprising a loan note payable to Insights (see Note 10).

            HTTP Technology, Inc has provided loan capital for $5,000,000 ((pound)3,511,483) to Insights as part of the anticipated acquisition of the company by HTTP Technology, Inc., and this amount was owing to HTTP Technology, Inc. at 28 December 2000.

            HTTP Software Limited, a wholly owned subsidiary of HTTP Technology, Inc., has provided services to Insights during the period amounting to (pound)71,750, and this amount was owing to HTTP Software Limited at 28 December 2000. These services were concluded at price and conditions similar to those prevailing on the open market.

            18. Subsequent events

            On December 29, 2000 HTTP Technology, Inc., acquired all of the issued and outstanding shares of Insights in a stock-for-stock transaction (the "Insights Offer"). HTTP Technology, Inc. received the shares of the company on that date but, pursuant to the terms of the Insights Offer, was not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions, that HTTP Technology, Inc. receive a validation by the Defence Evaluation and Research Agency ("DERA"), an agency of the United Kingdom Ministry of Defence, as to the technical and commercial viability of Insights' in process patent application, was satisfied on February 22, 2001. As such, HTTP Technology, Inc. issued the first tranche of contingent consideration of 15,000,000 shares of its common stock on that date. A further 15,000,000 shares will be issued upon the first use by HTTP Technology, Inc. of a medical imaging prototype for scan analysis with third parties or upon appropriate validation being provided by DERA as to the technical novelty and commercial viability of the same, whichever shall be earlier.

            19.  Going concern

            The total liabilities of Insights exceed its total assets. The directors have considered the application of the going concern basis of accounting, and believe that for the foreseeable future Insights will have adequate resources to meet its liabilities as they fall due.

            In making this assessment the directors have considered a letter received from HTTP Technology, Inc., the Company's parent company as of December 29, 2000 (See Note 18), in which HTTP Technology, Inc. undertakes to:

            o continue to fund Insights' operations until Insights generates sufficient operating profits; and

            o not demand payment of payables to HTTP Technology group entities until Insights generates sufficient operating profits.

            20. Reconciliation to US GAAP

            Insights' financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom (UK
GAAP), which materially differ in certain respects from those applicable in the United States (US GAAP). The significant areas of difference affecting the financial statements are described below:

            (a) RECONCILIATION:


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                          (pound)

NET LOSS
UK GAAP: loss for the period                                           (666,964)
Amortisation of in-process patent application acquired from
former parent company                                                   326,605
                                                                     ----------
US GAAP: net loss                                                      (340,359)
                                                                     ==========
SHAREHOLDERS' EQUITY
Shareholders' equity reported according to UK GAAP                     (664,964)
Carrying value of in-process patented application acquired
from former parent company                                           (6,307,753)
                                                                     ----------
US GAAP: Total shareholders' funds                                   (6,972,717)
                                                                     ==========


Movement in Shareholders' Funds on a US GAAP basis is as follows:


                                                                    Period ended
                                                                     28 December
                                                                            2000
                                                                          (pound)

Shareholders' funds at 12 July 2000                                          --
Shared issued                                                             2,000
                                                                     ----------
Net loss for the period under US GAAP                                  (340,359)



Dividend to former parent                                            (6,634,358)
                                                                     ----------
Net reduction in shareholders' funds                                 (6,974,717)
                                                                     ----------
Shareholders' funds at the end of the year                           (6,972,717)
                                                                     ==========

            (b) INTANGIBLE ASSET

            The intangible assets recorded on Insights' balance sheet were acquired during the year from the former parent company. Under UK GAAP, this value was (pound)6,634,358 (US$10,000,000) on the acquisition date.

            Under US GAAP, assets acquired from a parent company must be recorded at the historical cost of the parent company. The former parent company did not have any value assigned to this asset and as a result this asset should be recorded at zero for US GAAP purposes. The payment made is reflected as a dividend to the parent company for US GAAP purposes.

            (c) INCOME TAXES

            Under UK GAAP, Insights provides for deferred taxation using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Deferred tax assets are recognised to the extent that they are recoverable without replacement in the foreseeable future.

            Under US GAAP, deferred taxation is provided for all temporary differences on a full liability basis. Deferred tax assets are also recognised (net of valuation allowances) to the extent that it is more likely than not that the benefit will be realised. Under both UK and US GAAP, there is no deferred tax asset recognised in the financial statements.

            (d) STATEMENT OF CASH FLOWS

            The cash flow statement, prepared in accordance with Financial Reporting Standard No. 1 (Revised) "Cash Flow Statements" presents substantially the same information as that required under US GAAP. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents.

            Under UK GAAP, cash flows are presented for operating activities, returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. Under US GAAP however, only three categories are reported, being operating, investing and financing activities.

            Cash flows from returns on investments and servicing of finance taxation are included within operating activities under US GAAP. Cash flows from capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Cash flows from equity dividends paid and management of liquid resources are included within financing activities.

            The presentation of cash flows provided by (used in) operating, investing and financing activities, classified in accordance with US GAAP would be as follows:


                                                                           2000
                                                                         (pound)

Net cash used by operating activities                                  (418,200)
Net cash used by investing activities                                   (22,318)
Net cash provided by financing activities                               928,731
                                                                       --------

Net increase in cash under US GAAP                                      488,213
                                                                       ========

            (e) NEW U.S. ACCOUNTING PRONOUNCEMENTS

            In June 2001, the Financial Accounting Standards Board authorised the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognised if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognised under SFAS No. 141 than its predecessor, APB Opinion No.16 although in some instances previously recognised intangibles will be subsumed into goodwill.

            Under SFAS No. 142, goodwill will no longer be amortised over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortised; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortised. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognised intangible assets will continue to be amortised over their estimated useful lives.

            SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortised. On adoption Insights may need to record a cumulative effect adjustment to reflect the impairment of previously recognised intangible assets. In addition, goodwill on prior business combinations will cease to be amortised. Insights has not determined the impact that these Statements will have on intangible assets or whether a cumulative effect adjustment will be required upon adoption.

                              HTTP TECHNOLOGY, INC.
                            PRO-FORMA FINANCIAL DATA

            The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition of HTTP Insights, Limited (formerly Nightingale Technologies Limited) and the acquisition of HTTP Software Plc (formerly Radical Technology Plc) as if they had occurred on January 1, 2000. The acquisition of HTTP Insights, Limited ("Insights") and HTTP Software Plc ("Software") have been accounted for under the purchase method of accounting. This unaudited pro forma condensed combined statement of operations has been prepared in accordance with accounting principles generally accepted in the United States.

            The Software and Insights acquisitions were closed on April 21, 2000 and December 28, 2000, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 is based on historical results of operations of HTTP Technology, Inc. for the year ended December 31, 2000, for Software for the period from January 1, 2000 to April 21, 2000 (the date of acquisition) and for Insights from July 12, 2000 (the date of inception) to December 28, 2000. The following unaudited pro forma condensed combined statement of operations and accompanying notes, should be read in conjunction with the historical consolidated financial statements of HTTP Technology Inc., the historical financial statements of Software and the historical financial statements of Insights.

            The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operation of HTTP Technology Inc. after the acquisition of Software and Insights, or of the financial position or results of operations of HTTP Technology Inc. that would have actually occurred had these acquisitions been effected as of the dates described above.

        HTTP TECHNOLOGY, INC., HTTP INSIGHTS LIMITED AND HTTP SOFTWARE, PLC
               UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                      HTTP           Insights          Software        Adjustments           Pro-Forma
                                 ------------      ------------      ------------     -------------        -------------

REVENUES                         $    514,152      $         --      $  1,150,259     $   (230,620)(c)     $  1,433,791


COSTS AND EXPENSES                  7,968,359           497,084         1,125,867         (230,620)(c)        9,360,690



AMORTIZATION OF EXCESS OF
PURCHASE PRICE OVER NET
ASSETS ACQUIRED                     1,259,872                --                --          552,867(a)
                                                                                        17,950,898(b)        19,763,637
                                 ------------      ------------      ------------     -------------        ------------


NET GAIN (LOSS)                  $ (8,714,079)     $   (497,084)     $     24,392     $(18,503,765)        $(27,690,536)
                                 ============      ============      ============     ============         ============


PER SHARE DATA:

     Net loss                    $      (0.25)               --                --               --         $      (0.41)
                                 ============      ============      ============     ============         ============

     Weighted average number
         of common shares
         outstanding               34,820,858        30,000,000         2,429,330               --           67,250,188
                                 ============      ============      ============     ============         ============

                  See notes to pro-forma financial statements.

            1. Basis of presentation

            The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of HTTP Insights Limited (formerly Nightingale Technologies Limited) and the acquisition of HTTP Software Plc (formerly Radical Technology Plc) as if they had occurred on January 1, 2000. The acquisition of HTTP Insights Limited ("Insights") and HTTP Software Plc ("Software") have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition. The purchase price allocation for Insights was based on preliminary estimates of the fair value of net assets and will be revised after a final assessment. The Company anticipates that the final allocation may result in a write-off of certain in-process research and development costs. This unaudited pro forma condensed combined statement of operations has been prepared in accordance with accounting principles generally accepted in the United States.

            The Software and Insights acquisitions were closed on April 21, 2000 and December 28, 2000, respectively. The unaudited combined financial statements have been prepared by management of HTTP Technology Inc. based on:

      The audited consolidated financial statements of HTTP Technology Inc. for the year ended December 31, 2000.

      The unaudited statement of operations of Software from January 1, 2000 to April 21, 2000 (the date of acquisition), adjusted to reflect classifications consistent with the presentation adopted by HTTP Technology Inc.

      The audited statement of operations of Insights from July 12, 2000 (inception date) to December 28, 2000, adjusted to reflect classifications consistent with the presentation adopted by HTTP Technology Inc.

            The accounting policies used in the preparation of the unaudited pro forma condensed combined statement of operations are those disclosed in HTTP Technology Inc.'s audited financial statements.

            The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of HTTP Technology Inc. after the acquisition of Software and Insights, or of the financial position or results of operations of HTTP Technology Inc. that would have actually occurred had these acquisitions been effected as of the dates described above. In preparing this unaudited pro forma condensed combined statement of operations, no adjustments have been made to reflect transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of HTTP Technology Inc., Software and Insights.

            The unaudited pro forma condensed statement of operations and accompanying notes, should be read in conjunction with the historical consolidated financial statements of HTTP Technology Inc., the historical financial statements of Software and the historical financial statements of Insights.

            2. Pro forma adjustments

            (a) SOFTWARE - AMORTISATION COSTS

            The excess of purchase price over net assets acquired of $8,293,000 is amortised over a five year estimated economic life. As such, an adjustment of $552,867 (for the four month period from January 1 to April 21, 2000) to record the amortisation of the excess of purchase price over net assets acquired was made to the condensed combined statement of operations.

            (b) INSIGHTS - AMORTISATION COSTS

            On December 29, 2000 HTTP Technology Inc. acquired all of the issued and outstanding shares of the company in a stock-for-stock transaction (the "Insights Offer"). HTTP Technology Inc. received the shares of the Company on that date but, pursuant to the terms of the Insights Offer, was not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions, that HTTP Technology Inc. receive a validation by the Defence Evaluation and Research Agency ("DERA"), an agency of the United Kingdom Ministry of Defence, as to the technical and commercial viability of the Company's in process patent application, was satisfied on 22 February 2001.

            As a result of the DERA validation, HTTP Technology Inc. issued the first tranche of contingent consideration of 15,000,000 shares of Common Stock valued at approximately $93,000,000 based on a weighted average price of $6.20 per share. A further 15,000,000 shares will be issued either upon the first use by HTTP Technology, Inc. of a medical imaging prototype for scan analysis with third parties or upon appropriate validation being provided by DERA as to the technical novelty and commercial viability of the same, whichever shall be earlier. Management anticipates that this second tranche of contingent consideration of an additional 15,000,000 shares of Common Stock valued at approximately $87,750,000 based on a price of $5.85 per share is highly probable to be issued and as such is included in this pro-forma.

            The excess of purchase price over net assets acquired of $191,193,000 is to be amortised over a five years life. As such, an adjustment of $17,950,898 (for the period from inception on July 12 to December, 31
2000) to record the amortisation of the excess of purchase price over net assets acquired was made to the condensed combined statement of operations. The allocation of the purchase price has been based on preliminary estimates. The company anticipates that the final allocation may result in a write off of certain in-process research and development costs.

            (c) INTERCOMPANY TRANSACTIONS

            From July 12, 2000 to December 28, 2000 (the date of acquisition of Insights), Software provided services to Insights amounting to (pound)71,750 (approximately $107,060). An adjustment was made to eliminate such intercompany transactions.

            From January 1, 2000 to April 21, 2000 (the date of acquisition of Software), Software provided services to HTTP amounting to approximately (pound)84,000 (approximately $123,000). An adjustment was made to eliminate such intercompany transactions.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          HTTP TECHNOLOGY, INC.



                                          By: /s/ Jason E. Forsyth
                                             ---------------------------------
                                              Jason E. Forsyth
                                              Chief Financial Officer


Date:  August 3, 2001